UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2026

Brookfield Private Equity Fund LP

(Exact name of Registrant as specified in its charter)

Delaware	000-56760	No. 39-2276289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Liberty Street
New York, New York 10281

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 777-8001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 9, 2026, Brookfield Private Equity Fund LP (the “Fund” or “Borrower”) entered into a revolving credit agreement (the “Agreement”), as borrower. The other parties to the Agreement include GLAS USA LLC, as administrative agent (the “Administrative Agent”) and as collateral agent (the “Collateral Agent”), and Canadian Imperial Bank of Commerce, as lead arranger (the “Lead Arranger”) and as a lender (together with certain other lenders from time to time party thereto, collectively, the “Lenders”).

Pursuant to the terms of the Agreement, the Lenders agreed to provide loans under a senior secured revolving credit facility for an aggregate principal amount of up to $200 million, subject to customary conditions. The maximum aggregate commitments under the Agreement may be increased up to $500 million, subject to the approval of the Administrative Agent and the written consent of each Lender and the satisfaction of certain conditions.

Borrowings under the Agreement will bear interest at a rate equal to (i) for Term SOFR Loans (as defined in the Agreement), Term SOFR (as defined in the Agreement) plus 3.15% per annum (and 3.40% per annum for the portion of Principal Obligations (as defined in the Agreement) that constitute PIK Interest (as defined in the Agreement)) and (ii) for Alternate Base Rate Loans (as defined in the Agreement), the Alternate Base Rate (as defined in the Agreement) plus 2.15% per annum (and 2.40% per annum for the portion of Principal Obligations that constitute PIK Interest), computed on the basis of the actual number of days in the relevant interest period over a year of 360 days (or, for Alternate Base Rate Loans when the Alternate Base Rate is determined by the Prime Rate, over a year of 365 or 366 days). The Borrower is required to pay a commitment fee on the daily unused amount of the commitments at a rate of 0.70% per annum, payable annually in arrears. In lieu of cash payment of interest and fees, the Borrower may elect to capitalize all interest and fees due on any payment date (other than the maturity date), which are then added to the Principal Obligations.

The Agreement has an initial stated maturity date of October 8, 2027, subject to automatic extensions for additional one-month periods if, as of the last business day of each calendar month, the LTV Ratio (as defined in the Agreement) is less than or equal to the Maintenance LTV Ratio (as defined in the Agreement); provided that after October 8, 2027, any Lender may decline to extend its commitment by written notice to the Administrative Agent and the Borrower no later than five business days prior to any such extension, in which case the Borrower may replace such Lender, and loans owing to a non-extending Lender that has not been replaced are repayable on its then-current stated maturity date. The Borrower may use the proceeds of loans for general corporate purposes and purposes permitted by the Borrower’s constituent documents including to (i) finance the Borrower’s and its subsidiaries’ investment activities, including liquidity needs and follow-on investments (and related fees, costs and expenses), (ii) fund redemptions, distributions or returns to investors, (iii) pay management fees, performance fees, administrative fees and other fund expenses, (iv) settle hedging and other hedging-related obligations, and (v) pay fees, costs and expenses in connection with the Agreement. No proceeds of the loans may be used for any redemptions of the Fund’s units held by an affiliate in excess of the Monthly Redemption Amount (as defined in the Agreement).

The Borrower’s obligations under the Agreement are secured by a first priority security interest and lien in all property and assets of the Borrower (the “Collateral”), including the Borrower’s interests in BPEF US Aggregator (ON) LP (the “Aggregator”) and the Borrower’s collateral accounts and all funds on deposit therein. The security interest is governed by a New York-law security agreement, and the Borrower is required to enter into control agreements with respect to each collateral account. Under a consent agreement among the Fund, the Aggregator, Brookfield Private Equity Fund GP LLC, as general partner of the Aggregator, and the Collateral Agent, the Aggregator is directed to pay distributions to the Borrower directly into a collateral account. The obligations under the Agreement are limited recourse. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders against the Borrower in respect of repayment of the loans and the obligations will be performed, satisfied and paid out of and recourse will be limited to enforcement against the Collateral.

The Agreement contains customary representations and warranties, events of default, financial tests, concentration limits and affirmative and negative covenants, including requirements to comply with liquidity covenants, satisfy a minimum net asset value and maintain a loan-to-value ratio below certain specified thresholds. Under the Agreement, the Borrower will bear customary fees and expenses for a credit facility of this size and type.

As a condition to closing, the lenders under the credit agreement dated as of March 3, 2026, by and among BPEF US Aggregator (ON) LP, as borrower, the Fund and Brookfield Private Equity TE Feeder Fund LP, as guarantors, and BPEG Manager Holdings LP and the other lenders party thereto from time to time, as lenders (the “Subordinated Credit Agreement”), entered into a subordination agreement in favor of the Administrative Agent providing that obligations under the Subordinated Credit Agreement are subordinated to the obligations under the Agreement.

The foregoing summary description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Revolving Credit Agreement, dated as of October 9, 2026, by and among Brookfield Private Equity Fund LP, as borrower, GLAS USA LLC, as administrative agent and collateral agent, and Canadian Imperial Bank of Commerce, as lead arranger and as lender.*

104	Cover Page Interactive Data File, formatted in Inline XBRL.

* Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Fund agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Brookfield Private Equity Fund LP

Date: October 15, 2026	By:	/s/ Craig Ruckman
	Name:	Craig Ruckman
	Title:	Assistant Secretary